UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2016 (September 28, 2016)

ZYNGA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35375	42-1733483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

699 Eighth Street San Francisco, CA 94103		94103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 449-9642

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

On September 28, 2016, Zynga Inc. (“Zynga”) entered into an offer letter (the “Offer Letter”) with Gerard Griffin in connection with his appointment as Zynga’s Chief Financial Officer.  The description of the Offer Letter included in Item 5.02 is incorporated into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers

Zynga appointed Mr. Griffin, 49, as its Chief Financial Officer with his start date on September 30, 2016 (the “Start Date”).  As Chief Financial Officer, Mr. Griffin will serve as Zynga’s principal financial officer and principal accounting officer.  There are no arrangements or understandings between Mr. Griffin and any other persons pursuant to which he was appointed as an executive officer. There are no family relationships between Mr. Griffin and any director or executive officer of Zynga, and Mr. Griffin has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Before joining Zynga, Mr. Griffin spent more than 10 years at Electronic Arts Inc. (“EA”). Most recently, from January 2013 to September 2016, Mr. Griffin served as EA’s Senior Vice President of Finance where he helped lead EA’s business finance team. Before that, Mr. Griffin spent more than six years as Vice President and Chief Financial Officer for EA’s International and Global Publishing teams. In that role, Mr. Griffin oversaw EA’s international finance functions and served as the lead finance partner to EA's Chief Operating Officer and Global Publishing organization. At EA, Mr. Griffin was a key member of EA’s operating management team responsible for the development and international expansion of EA's console, PC and mobile games.

Mr. Griffin received a B.S. in Business and Commerce from University College Galway and a DPA in Finance from University College Dublin.

Employment Offer Letter and Terms

Employment Term and Start Date.  The Offer Letter has no specified term, and Mr. Griffin’s employment with Zynga will be on an at-will basis commencing on the Start Date. Mr. Griffin will report to the Chief Executive Officer.

Base Salary and Bonus.  Mr. Griffin will receive an annual base salary of $500,000, subject to periodic review and adjustment in accordance with Zynga’s then-current policies. Mr. Griffin will be eligible to participate in Zynga’s performance bonus plan for executive officers, with a target bonus amount equal to 100% of his annual base salary and a maximum bonus amount of 200% of his annual base salary. The actual amount of the annual bonus will be determined by the Board of Directors of Zynga (or a committee thereof) in its sole discretion based upon its assessment of each of Zynga’s and Mr. Griffin’s achievement of performance conditions during the applicable fiscal year.

Time Based Restricted Stock Units and Options.  Mr. Griffin will receive (i) a grant of time-vested restricted stock units representing the opportunity to acquire 1,500,000 shares of Zynga’s Class A common stock and (ii) a grant of stock options to purchase 5,000,000 shares of Zynga’s Class A common stock (the “Options” and together with the time-vested restricted stock units listed in clause (i), the “Time Based Equity Awards”). The Time Based Equity Awards will be granted on October 15, 2016 (the “Grant Date”) and the Options will have an exercise price equal to the closing sales price of Zynga’s Class A common stock on the Grant Date (as quoted on the NASDAQ Stock Market). Subject to Mr. Griffin’s continued service with Zynga, each of the Time Based Equity Awards will vest over five years, with the first 20% vesting on the first anniversary of the Grant Date and an additional 5% vesting every three months thereafter.

Performance Based Restricted Stock Units.  Mr. Griffin will receive a grant of 500,000 performance-vested restricted stock units representing the opportunity to acquire up to 500,000 shares of Zynga’s Class A common stock (the “Target ZSUs”).  The percentage of the Target ZSUs that Mr. Griffin may actually receive will depend on the achievement by Zynga of certain performance thresholds regarding bookings for 2017 and adjusted EBITDA margins for 2017.

Severance Payments and Benefits.  If Zynga terminates Mr. Griffin’s employment without cause or if Mr. Griffin resigns in a constructive termination (each as described in the Offer Letter), Zynga will provide him with the following severance benefits, subject to his execution and non-revocation of a release of claims against Zynga and his continued compliance with certain restrictive covenants: (i) a separation payment equal to one times his annual salary (paid in a lump sum), (ii) a separation payment equal to the amount of his target bonus for the fiscal year in which the termination occurred, pro-rated for the number of days he worked for Zynga in such fiscal year (paid in a lump sum), (iii) accelerated vesting of the Time Based Equity Awards that would have vested in the one year period following such termination had his employment not been terminated, and (iv) COBRA premiums paid by Zynga for up to 12 months following termination, and following such termination, Mr. Griffin will have three months to exercise any then-vested and exercisable Options.

Mr. Griffin will be eligible to participate in the Change in Control Severance Benefit Plan (or any successor thereto) (the “Severance Benefit Plan”), subject to the terms and conditions thereof.  If the severance benefits that Mr. Griffin would receive under the Offer Letter, as described in the paragraph above, are greater than the severance benefits Mr. Griffin would receive under the Severance Benefit Plan, then Mr. Griffin will receive the severance benefits under the Offer Letter in lieu of any severance benefits otherwise payable to Mr. Griffin under the Severance Benefit Plan (such that there will not be a duplication of benefits).

Other Benefits and Terms. Mr. Griffin will be eligible to participate in the health insurance and benefit programs generally available to employees of Zynga.  If any payments or benefits received by Mr. Griffin in connection with a change in control would result in an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, such payments and benefits will be reduced to the extent necessary to avoid the applicable excise tax if such reduction would result in a greater net after-tax benefit to Mr. Griffin than receiving the full amount of such payments and benefits.  Mr. Griffin’s bonuses and equity grants will be subject to Zynga’s executive compensation recoupment policies as in effect from time to time. In accordance with Zynga’s customary practice, Zynga will enter into an indemnification agreement with Mr. Griffin, which requires Zynga to indemnify him against certain liabilities that may arise in connection with his status or service as an officer.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.  The foregoing description of the Severance Benefit Plan is qualified in its entirety by the full text of the Severance Benefit Plan, which is filed as Exhibit 10.23 to Zynga’s Registration Statement on Form S-1 filed on November 17, 2011, and is incorporated herein by reference.  The foregoing description of the indemnification agreement is qualified in its entirety by the full text of the form of indemnification agreement, which was filed with the SEC as Exhibit 10.6 to Zynga’s Registration Statement on Form S-1 filed on November 17, 2011, and is incorporated herein by reference.

Departure of Certain Officers

In connection with Mr. Griffin’s appointment as Zynga’s Chief Financial Officer, effective on the Start Date, Michelle Quejado will no longer be Zynga’s Interim Chief Financial Officer, Chief Accounting Officer, principal financial officer or principal accounting officer. Mrs. Quejado will remain with Zynga in its finance department.

Item 7.01Regulation FD Disclosure.

On September 29, 2016, Zynga issued a press release relating to the appointment of Mr. Griffin as Zynga’s Chief Financial Officer. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information furnished in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
10.1	Offer Letter, between Zynga Inc. and Gerard Griffin, dated September 28, 2016.
99.1	Press release issued by Zynga Inc., dated September 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZYNGA INC.

Date: September 30, 2016	By:	/s/ Devang Shah
Devang Shah
General Counsel, Secretary and Senior Vice President